LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C6

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, A-M, A-J, B, C, D, E and F

$2,825,743,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

UBS GLOBAL ASSET MANAGEMENT

UBS GLOBAL ASSET MANAGEMENT

LEHMAN BROTHERS

LEHMAN BROTHERS

UBS SECURITIES

UBS SECURITIES

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTANTIVELY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC. OR UBS SECURITIES LLC OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

Table of Contents

Transaction Highlights

Transaction Highlights

Structural Highlights

Collateral Pool Highlights

Investment Grade and Significant Mortgage Loans

Investor Reporting

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

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Structural Highlights

# Structural Highlights

Structural Highlights

## Offered Certificates[(6)]


Loan Group 1(1)
Approximately $2.69 billion
Commercial and Multifamily Loans
Loan Group 2(2)
Approximately $361.4 million
Multifamily Loans
100%
100%
Class A-1(3)
Class A-2(3)
Class A-3(3)
Class A-AB(3)
Class A-4(3)
Class A-1A(4)
Class A-M
Class A-J
Class B
Class C
Class D
Class E
Class F
Class X-CP(5)

1. *Includes mortgage loans secured by the following multifamily and mobile home park properties: Redwood Portfolio I, Paradise Park, Oak Tree Mobile Home Park, Indian Lake Park Vue Portfolio, Magnolia Park, Shady Oaks, Whitney Point Estates and Edgeview Estates.*
2. *Excludes mortgage loans secured by the following multifamily and mobile home park properties: Redwood Portfolio I, Paradise Park, Oak Tree Mobile Home Park, Indian Lake Park Vue Portfolio, Magnolia Park, Shady Oaks, Whitney Point Estates and Edgeview Estates.*
3. *100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-3, A-AB and A-4 certificates prior to being applied to make any distributions of principal to the Class A-1A certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.*
4. *100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 2 will generally be applied to make distributions of principal to the Class A-1A certificates prior to being applied to make any distributions of principal to the Class A-1, A-2, A-3, A-AB and A-4 certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.*
5. *The Class X-CP certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal all or specified portions of the respective principal balances of the Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J Certificates.*
6. *The foregoing table is not drawn to reflect the relative sizes of classes.*

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Structural Highlights

Bond Structure

Structural Highlights

Structural Highlights

Bond Structure (cont.)

Structural Highlights

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Structural Highlights

Bond Structure (cont.)

Structural Highlights

The Non-Offered Certificates are not offered by this Free Writing Prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and R-LR Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

The Non-Offered Certificates are not offered by this Free Writing Prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and R-LR Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

Represents total notional amount. The Class X-CP and X-CL Certificates do not have principal balances. See “Description of the Offered Certificates—General” in the Offering Prospectus.

Represents the total principal balance of all more subordinate Classes of Pool-Based Certificates shown in the table on the second preceding page, expressed as a percentage of the Initial Mortgage Pool Balance.

The approximate percentage of the Initial Mortgage Pool Balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table on the previous and second preceding pages, does not take into account any of the principal balances of (a) the Class JRP Certificates or (b) any of the respective Junior Portions of the Split Mortgage Loans.

Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates.

To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

The Class X-CL and X-CP Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (or, in the case of the Split Mortgage Loans, the Senior Portions thereof) comprising the Mortgage Pool (“Pool WAC”) is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

Calculated, assuming among other things, 0% CPR and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

Represents the weighted average life of each dollar reduction in notional amount.

Represents period over which the notional amount will be reduced to zero.

Represents beneficial ownership of the respective Junior Portions of the Split Mortgage Loans.

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Call Protection(1)(2)

Structural Highlights

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Structural Highlights

Call Protection (cont.)

Structural Highlights

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See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

As of the Cut-Off Date.

Percent of Initial Mortgage Pool Balance.

Includes one loan, representing 0.1% of the Initial Mortgage Pool Balance, that is currently in its defeasance period. If this loan defeases prior to two years after the securitization, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount in clause (i) of this sentence. One loan, representing 1.2% of the Initial Pool Balance, is currently in its lockout period. If this loan defeases prior to two years after the formation of the related loan REMIC, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower allocable to the Mortgage Loan exceeds the amount in clause (i) of this sentence.

These mortgage loans may defease after a period of yield maintenance.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

Structural Highlights

Prepayment Provisions(1)

Structural Highlights

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Represents percentage of then outstanding principal balance of Mortgage Pool (exclusive of the respective Junior Portions of the Split Mortgages Loans) as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes 20 Mortgage Loans (representing 36.6% of the Initial Mortgage Pool Balance) that S&P and/or Moody’s have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such 20 Mortgage Loans, the “Investment Grade Loans”). 13 of the Investment Grade Loans are the Split Mortgage Loans.

The Mortgage Pool includes 20 Mortgage Loans (representing 36.6% of the Initial Mortgage Pool Balance) that S&P and/or Moody’s have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such 20 Mortgage Loans, the “Investment Grade Loans”). 13 of the Investment Grade Loans are the Split Mortgage Loans.

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, three Mortgage Loans, representing 14.7% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the 1211 Avenue of the Americas Loan Combination, the Reckson Portfolio I Loan Combination, the 1155 Avenue of the Americas Loan Combination and the Split Mortgage Loans are outlined on the following pages.

Collateral Pool Highlights

Pool Composition

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 1211 Avenue of the Americas (that property, the “1211 Avenue of the Americas Mortgaged Property” and that Loan Combination, the “1211 Avenue of the Americas Loan Combination”) consists of (a) the 1211 Avenue of the Americas Mortgage Loan, which will be included in the Trust Fund and (b) a Non-Trust Loan (the “1211 Avenue of the Americas Pari Passu Non-Trust Loan”), which is evidenced by an A-2 note and is pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan.

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 1211 Avenue of the Americas (that property, the “1211 Avenue of the Americas Mortgaged Property” and that Loan Combination, the “1211 Avenue of the Americas Loan Combination”) consists of (a) the 1211 Avenue of the Americas Mortgage Loan, which will be included in the Trust Fund and (b) a Non-Trust Loan (the “1211 Avenue of the Americas Pari Passu Non-Trust Loan”), which is evidenced by an A-2 note and is pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan.

The holder of the 1211 Avenue of the Americas Mortgage Loan receives all payments with respect to the 1211 Avenue of the Americas Loan Combination on a pari passu basis with the holder of the 1211 Avenue of the Americas Pari Passu Non-Trust Loan.

The 1211 Avenue of the Americas Pari Passu Non-Trust Loan will not be included in the Trust Fund.

Collateral Pool Highlights

Collateral Pool Highlights

1211 Avenue of the Americas Loan Combination

1211 Avenue of the Americas

1211 Avenue of the Americas

Loan Combination

1211 Avenue of the Americas Mortgage Loan <br/>(A-1 Note)

1211 Avenue of the Americas Mortgage Loan <br/>(A-1 Note)

1211 Avenue of the Americas Pari Passu Non-Trust Loan

1211 Avenue of the Americas Pari Passu Non-Trust Loan

(A-2 Note)

LB-UBS 2006-C6 Trust

Subject to the Discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006 C6 Pooling and Servicing Agreement—The Series 2006 C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders,” in the Offering Prospectus, the holder of the 1211 Avenue of the Americas Mortgage Loan and the holder of the 1211 Avenue of the Americas Pari Passu Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the 1211 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative) will have the ability to advise and direct the series 2006-C6 master servicer and/or the 2006-C6 special servicer with respect to certain specified servicing actions regarding the 1211 Avenue of the Americas Loan Combination; provided that, in the event that such holders have not, within the requisite time period, directly or through representatives, executed a consent with respect to any such servicing action, the series 2006-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C6 pooling and servicing agreement.

Collateral Pool Highlights

Collateral Pool Highlights

1211 Avenue of the Americas Loan Combination (cont.)

# Collateral Pool Highlights

Collateral Pool Highlights

## The Reckson Portfolio I Loan Combination

- The Reckson Portfolio I Subordinate Tranche Mortgage Loan is one of three mortgage loans comprising the Reckson Portfolio I Loan Combination that includes: (a) the Reckson Portfolio I Subordinate Tranche Mortgage Loan, with a cut-off date principal balance of $37,000,000, (b) the Reckson Portfolio I Note A Non-Trust Loan, with a cut-off date principal balance of $122,850,000 and (c) the Reckson Portfolio I Note B Non-Trust Loan, with a cut-off date principal balance of $36,218,300.


Reckson Portfolio I Loan Combination
($196.1m)
Reckson Portfolio I Note A Non-Trust Loan ($122.9m)
Reckson Portfolio I Note B Non-Trust Loan ($36.2m)
Reckson Portfolio I Subordinate Tranche Mortgage Loan ($37.0m)
LB-UBS 2005-C7 Trust
Privately Placed
LB-UBS 2006-C6 Trust

- The entire Reckson Portfolio I Loan Combination is secured by the same mortgage instrument encumbering the Reckson Portfolio I Subordinate Tranche Mortgaged Properties.
- The entire Reckson Portfolio I Loan Combination will be serviced under the series 2005-C7 pooling and servicing agreement by the series 2005-C7 master servicer and the series 2005-C7 special servicer (subject to the right of the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan to substitute such special servicer).
- In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal or interest will be made with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan until the total principal amount of the Reckson Portfolio I Note A Non-Trust Loan and Reckson Portfolio I Note B Non-Trust Loan have been paid in full.
- The Reckson Portfolio I Subordinate Tranche Mortgage Loan will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.
- The Reckson Portfolio I Note A Non-Trust Loan and Reckson Portfolio I Note B Non-Trust Loan will not be included in the Trust.

23

Subject to the discussion under “Description of the Mortgage Pool – Loan Combinations” and “The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan will have the ability to (i) advise and direct the master servicer and/or special servicer under the Series 2005-C7 Pooling and Servicing Agreement with respect to the Reckson Portfolio I Loan Combination, (ii) replace the Series 2005-C7 special servicer with respect to the Reckson Portfolio I Loan Combination, and (iii) cure defaults and/or purchase in a default scenario the Reckson Portfolio I Note A Non-Trust Loan and the Reckson Portfolio I Note B Non-Trust Loan.

Collateral Pool Highlights

Collateral Pool Highlights

Reckson Portfolio I Loan Combination (cont.)

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 1155 Avenue of the Americas (that property, the “1155 Avenue of the Americas Mortgaged Property” and that Loan Combination, the “1155 Avenue of the Americas Loan Combination”) consists of (a) the 1155 Avenue of the Americas Mortgage Loan, which will be included in the Trust Fund and which is evidenced by an A-4 Note, and (b) three Non-Trust Loans (the “1155 Avenue of the Americas Non-Trust Loans”), which are evidenced by an A-1 Note, an A-2 Note and an A-3 Note.

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 1155 Avenue of the Americas (that property, the “1155 Avenue of the Americas Mortgaged Property” and that Loan Combination, the “1155 Avenue of the Americas Loan Combination”) consists of (a) the 1155 Avenue of the Americas Mortgage Loan, which will be included in the Trust Fund and which is evidenced by an A-4 Note, and (b) three Non-Trust Loans (the “1155 Avenue of the Americas Non-Trust Loans”), which are evidenced by an A-1 Note, an A-2 Note and an A-3 Note.

The 1155 Avenue of the Americas Non-Trust Loans will not be included in the Trust Fund.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holders of 75% of the outstanding principal balance of the 1155 Avenue of the Americas Loan Combination or the holders of 100% of the outstanding principal balance of the 1155 Avenue of the Americas Loan Combination will have the right to direct the servicer with respect to certain actions concerning the 1155 Avenue of the Americas Mortgage Loan and the holders of 75% of the outstanding principal balance of the 1155 Avenue of the Americas Loan Combination will have the right to replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination.

Collateral Pool Highlights

Collateral Pool Highlights

1155 Avenue of the Americas Loan Combination

1155 Avenue of the Americas

1155 Avenue of the Americas

Loan Combination

1155 Avenue Americas

1155 Avenue Americas

Non-Trust Loans(2)

($97.2m)(1)

1155 Avenue of the Americas Mortgage Loan(2)

1155 Avenue of the Americas Mortgage Loan(2)

LB-UBS

LB-UBS

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As of the Cut-Off Date.

Prior to a monetary event of default or material non-monetary event of default at a time when the loan is not in special servicing: (1) the holder of 1155 Avenue of the Americas Mortgage Loan receives all monthly amortization payments prior to the holders of the 1155 Avenue of the Americas Non-Trust Loans and (2) the holder of 1155 Avenue of the Americas Mortgage Loan receives casualty and condemnation proceeds and other unscheduled principal payments and all payments of interest pro rata and pari passu with holders of the 1155 Avenue of the Americas Non-Trust Loans.

Prior to a monetary event of default or material non-monetary event of default at a time when the loan is not in special servicing: (1) the holder of 1155 Avenue of the Americas Mortgage Loan receives all monthly amortization payments prior to the holders of the 1155 Avenue of the Americas Non-Trust Loans and (2) the holder of 1155 Avenue of the Americas Mortgage Loan receives casualty and condemnation proceeds and other unscheduled principal payments and all payments of interest pro rata and pari passu with holders of the 1155 Avenue of the Americas Non-Trust Loans.

After a monetary event of default or material non-monetary event of default at a time when the loan is in special servicing: the holder of the 1155 Avenue of the Americas Mortgage Loan receives all principal and interest payments pro rata and pari passu with the holders of the 1155 Avenue of the Americas Non-Trust Loans.

Collateral Pool Highlights

Collateral Pool Highlights

1155 Avenue of the Americas Loan Combination (cont.)

As described under “Description of the Mortgage Pool—Split Mortgage Loans” in the Offering Prospectus, 13 Mortgage Loans (representing 4.3% of the Initial Mortgage Pool Balance), are each part of a Split Mortgage Loan consisting of a Senior Portion (the “Senior Portion”) and a Junior Portion (the “Junior Portion”).

As described under “Description of the Mortgage Pool—Split Mortgage Loans” in the Offering Prospectus, 13 Mortgage Loans (representing 4.3% of the Initial Mortgage Pool Balance), are each part of a Split Mortgage Loan consisting of a Senior Portion (the “Senior Portion”) and a Junior Portion (the “Junior Portion”).

Each entire Split Mortgage Loan will be serviced under the series 2006-C6 pooling and servicing agreement by the series 2006-C6 master servicer and the series 2006-C6 special servicer (subject to the right of a designated holder of the Class JRP Certificates to substitute such special servicer with respect to the related underlying Split Mortgage Loan).

In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal will be allocated to any Junior Portion until the total principal balance of the related Senior Portion has been paid in full. Otherwise, payments of principal and interest are allocated on a pro rata basis to each Senior Portion and the related Junior Portion.

The Senior Portions of the Split Mortgage Loans will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.

The Junior Portions of the Split Mortgage Loans will be pooled together and will back the Class JRP Certificates.

Collateral Pool Highlights

Collateral Pool Highlights

The Split Mortgage Loans

Collateral Pool Highlights

The following table shows the U/W NCF DSCR, Cut-off Date LTV and Shadow Rating(1) with respect to each indicated Mortgage Loan, or, in the case of the Split Mortgage Loans, each Senior Portion:

Collateral Pool Highlights

_____________________________

_____________________________

S&P and Moody’s have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan’s inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that are so rated.

The Reckson Portfolio I Subordinate Tranche Mortgage Loan represents the subordinate Note of the Reckson Portfolio I Loan Combination.

# Collateral Pool Highlights

Collateral Pool Highlights

## Mortgage Loan Sellers

- Sponsors of properties securing the top ten and investment grade loans in the LB-UBS 2006-C6 transaction include the following:
  - Beacon Capital Strategic Partners IV, L.P.
  - Tishman Speyer Crown Equities, LLC
  - Stoltz Real Estate Fund I, LP, Pacific Coast Capital Partners, LLC and Lehman Brothers Real Estate Partners
  - E. Stanley Kroenke, Steve Dulle, and members of the Burnam family
  - Westfield America Limited Partnership
  - Behringer Harvard REIT I, Inc.
  - CBL & Associates Limited Partnership
  - Lyon Capital Ventures, AEW Capital Management, L.P. and an affiliate of Lehman Brothers Holdings Inc.
  - Richard D. Cohen
  - The Durst Organization L.P.
  - Laurie D. Kefalidis, Laurie D. Kefalidis and Joanna Golden as Trustees of the Nikkos Kefalidis Family Trust

- Conduit Origination Program:
  - U/W Net Cash Flow on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a "Big Four" accounting firm).
  - U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.
  - Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.
  - Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.
  - Substantially all borrowers are single asset entities.
  - Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

29

Collateral Pool Highlights

Collateral Pool Highlights

Cash Management Systems

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in-place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Collateral Pool Highlights

___________________________

___________________________

Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

As of the Cut-Off Date, excludes the Investment Grade Loans.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Expressed as a percentage of the Initial Mortgage Pool Balance. The Westfield Chesterfield Mortgage Loan was originated on a 50/50 basis by UBS and Lehman Brothers and each such party was allocated 50% of the initial principal balance thereof.

Includes properties leased to one tenant that occupies 90% or more of the particular property.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

___________________________

___________________________

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

___________________________

___________________________

Percentages based on allocated loan amount per property.

No other state represents more than 3.0% of the Initial Mortgage Pool Balance.

Multifamily component includes mobile home park properties securing 2.5% of the Initial Mortgage Pool Balance.

Six (6) Mortgage Loans, collectively representing 3.9% of the Initial Mortgage Pool Balance, each provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information relating to the Wtd. Avg. Maturity Date Loan-to-Value Ratio reflects that with regard to the six (6) Mortgage Loans referenced above, all of the additional monthly amortization payments are made. The presentation of statistical information herein relating to the Amortization Types and Wtd. Avg. U/W NCF DSCR, however, does not reflect these additional amortization payments.

Includes 29.4% of Mortgage Loans (by Cut-off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 33.4% (by Cut-off Date Balance) have three years or less of interest-only payments.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans(1)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

# Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

## Investment Grade Loans (cont.)

1. *Excludes 12 of the 13 Split Mortgage Loans with a total principal balance of $60,521,666 representing 2.0% of the Initial Mortgage Pool Balance. S&P and Moody's have confirmed to us that the ratings of the Split Mortgage Loans reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations rated investment grade.*
2. *Calculated based on in-place U/W NCF and debt service constant or interest rate, as applicable.*
3. *Calculated based on Cut-Off Date Balance and the related appraised value.*
4. *S&P and/or Moody's have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.*
5. *Calculated based on in-place U/W NCF for the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan and based on interest-only payments based on an interest rate of 6.41787% calculated on an Actual/360 day basis. The U/W NCF DSCR for the entire 1211 Avenue of the Americas Loan Combination based on the projected U/W NCF is 2.04x.*
6. *Based on a loan amount of $675,000,000 that includes the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.*
7. *Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.65172% calculated on Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 2.03x.*
8. *U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF, excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W NCF including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the stabilized occupancy, including an additional 47,211 square feet of space to-be-leased and the stabilized U/W NCF of $17,254,302, the DSCR is 2.12x.*
9. *Calculated based on U/W NCF and annual debt constant of 7.123%.*
10. *Based on the Senior Portion of the Park Square Building Mortgage Loan without regard to Junior Portion thereof. The U/W NCF DSCR and Cut-Off Date LTV for the entire Park Square Building Mortgage Loan are 1.56x and 54.9%, respectively.*
11. *Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.904% calculated on Actual/360 day basis for the Senior Portion of the Park Square Building Mortgage Loan without regard to the Junior Portion thereof.*
12. *The stabilized appraised value as of 7/1/2007 is $180,150,000, based on achieving stabilized cash flow and stabilized occupancy of 92.5%. Based on this stabilized appraised value, the Cut-Off Date LTV for the Senior Portion and the Junior Portion of the Park Square Building Mortgage Loan are 39.5% and 52.7%, respectively.*
13. *Based on the entire 1155 Avenue of the Americas Loan Combination (including all of the related Non-Trust Loans).*

38

Investment Grade and Significant Mortgage Loans

1211 Avenue of the Americas

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the 1211 Avenue of the Americas Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Reflects the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

Based on the 1211 Avenue of the Americas pari passu A Notes totaling $675,000,000.

The Property Manager has sub-contracted the management of the property to Cushman & Wakefield, Inc., a third-party property manager.

Investment Grade and Significant Mortgage Loans

1211 Avenue of the Americas (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Includes 5,095 square feet which will be occupied by News Corporation commencing 10/1/2006.

Landlord may call the space beginning 1/1/2007, provided Ropes & Gray exercises its option on the space.

Based on in-place underwritten base rental revenues.

Includes any month-to-month tenants.

Includes 88,288 square feet leased to JP Morgan expiring 3/31/2010, which the landlord may call beginning 1/1/2007, provided Ropes & Gray exercises its option on the space.

Investment Grade and Significant Mortgage Loans

1211 Avenue of the Americas (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Based on a loan amount of $675,000,000 that includes the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $89,396,417.

Calculated based on in-place U/W NCF for the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan and based on interest-only payments based on an interest rate of 6.41787% calculated on an Actual/360 day basis. The U/W NCF DSCR for the entire 1211 Avenue of the Americas Loan Combination based on the projected U/W NCF (described in footnote (2) above) is 2.04x.

Investment Grade and Significant Mortgage Loans

125 High Street

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

125 High Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate square feet.

The percentages of total base revenues are based on underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Verizon’s lease expiration includes 73,077 square feet expiring 12/31/2007 and 350,789 square feet expiring 9/30/2011.

Investment Grade and Significant Mortgage Loans

125 High Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects in-place U/W NCF. Projected U/W NCF based on assumed lease-up of vacant space to 95% occupancy at the appraiser’s estimate of current weighted average market rents for the vacant suites and other lease-up assumptions is $39,584,130.

Investment Grade and Significant Mortgage Loans

Westfield Chesterfield

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Westfield Chesterfield Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

As of the Cut-Off Date.

Based on gross square feet of the entire mall including anchors which may not be part of the collateral.

Collateral consists of 641,800 square feet comprised of a 59,500 square foot theater, 568,921 square feet of in-line mall space and 13,379 square feet of outparcel space.

In-Line Sales/SF for the trailing twelve months ending 6/30/2006 and In-Line Cost of Occupancy for the trailing twelve months ending 5/31/2006.

Credit ratings for anchors are those by S&P and Moody’s, respectively, and may reflect the rating of the tenant or a guarantor under the lease or REA. Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy’s. NR means not rated. Dillard’s, Inc. Federated Retail Holdings, Inc. and Sears, Roebuck and Co. own their pad and improvements; therefore, such pads and improvements are not part of the collateral.

Investment Grade and Significant Mortgage Loans

Westfield Chesterfield (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Borders has recently signed a lease for 26,000 square feet of space.

The occupancy percentage is the overall underwritten occupancy based on the total space as of the rent roll dated 6/30/2006. In-line underwritten occupancy percentage is 81.0%. Underwritten occupancy includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy) and the U/W NCF based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the rent roll dated 6/30/2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%.

Investment Grade and Significant Mortgage Loans

Westfield Chesterfield (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Greenbrier Mall

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Greenbrier Mall Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Based on gross square feet of the entire mall including any anchors which may not be part of the collateral.

Collateral consists of 557,655 square feet comprised of 244,732 square feet of anchor space, 304,468 square feet of in-line mall space and 8,455 square feet of outparcel space.

Comparable In-Line Sales/SF and In-Line Cost of Occupancy for the trailing twelve months ending 4/30/2006.

Credit ratings for anchors are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

Investment Grade and Significant Mortgage Loans

Greenbrier Mall (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

In-line occupancy was 91.4% as of 5/31/2006.

Investment Grade and Significant Mortgage Loans

Park Square Building

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Park Square Building Senior Portion in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Based on the Park Square Building Senior Portion of the Park Square Building Mortgage Loan without regard to the Park Square Building Junior Portion.

Investment Grade and Significant Mortgage Loans

Park Square Building (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base rent are based on underwritten base rental revenues excluding vacant lease-up assumptions.

Reflects in-place base rent.

Excludes 79 square feet of storage space and related month-to-month rent.

First Marblehead Corporation’s lease provides for two, five-year renewal options at 95% of fair market value.

Excludes 789 square feet of storage space and related month-to-month rent.

Baseline Development Group’s lease expiration includes 2,489 square feet expiring 2/28/2010.

Based on underwritten base rental revenues excluding vacant lease-up assumptions.

Investment Grade and Significant Mortgage Loans

Park Square Building (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

The stabilized appraised value as of 7/1/2007 is $180,150,000, based on achieving stabilized cash flow and stabilized occupancy of 92.5%. Based on this stabilized appraised value, the Cut-Off Date LTV for the Senior Portion and the Junior Portion of the Park Square Building Mortgage Loan are 39.5% and 52.7%, respectively.

Based on the Senior Portion of the Park Square Building Mortgage Loan without regard to Junior Portion thereof. The U/W NCF DSCR and Cut-Off Date LTV for the entire Park Square Building Mortgage Loan are 1.56x and 54.9%, respectively.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

# Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

## Other Significant Mortgage Loans (cont.)

1. *Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.*
2. *Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.*
3. *Calculated based on Cut-Off Date Balance and the related or estimated appraised value.*
4. *Calculated based on in-place U/W NCF and annual debt constant of 7.071% commencing with payment date in June 2013. The U/W NCF DSCR calculated based on the projected U/W NCF is 1.15x.*
5. *Calculated based on in-place U/W NCF and interest-only payments during first seven years based on an interest rate of 5.8395% calculated on an Actual/360 day basis. The Cut-Off Date U/W NCF DSCR calculated based on the projected U/W NCF is 1.37x.*
6. *The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-Off Date LTV is 78.3%.*
7. *Weighted average calculated based on U/W NCF and annual debt constant of 7.2619% commencing with payment date in July 2009.*
8. *Weighted average calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.087% calculated on an Actual/360 day basis.*
9. *Calculated based on aggregate loan amount and aggregate of the appraised values for the 28 properties securing the loans.*
10. *Calculated based on U/W NCF and annual debt constant of 7.36756% commencing with payment date in August 2011.*
11. *Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 5.75% calculated on an Actual/360 day basis.*
12. *U/W NCF and U/W NCF DSCR reflect underwritten occupancy which includes 26,010 square feet of space under a lease recently executed by Steve & Barry's LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry's LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the as-is U/W NCF, excluding the 26,010 square feet of space leased to Steve & Barry's LLC, the 4,536 square feet of potential leases and the dark Premium Furniture, Inc. space, the DSCR is 1.12x.*
13. *Weighted average based on loan amounts and U/W NCF DSCR of 1.21x for the LeCraw Portfolio – Three Properties Mortgage Loan, 1.30x for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 1.31x for the LeCraw Portfolio – Winterset Apartments Mortgage Loan and calculated based on respective U/W NCF for each of the LeCraw Portfolio Mortgage Loans.*
14. *Weighted average based on loan amounts and 63.2% Cut-Off Date LTV for the LeCraw Portfolio – Three Properties Mortgage Loan, 75.4% Cut-Off Date LTV for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 79.7% Cut-Off Date LTV for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.*

54

Investment Grade and Significant Mortgage Loans

The Shops at Las Americas

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Based on gross square feet of the entire shopping center including any pad sites which may not be part of the collateral.

Payments of interest only are required through and including the payment date in May 2013.

Collateral consists of 541,949 square feet comprised of 114,151 square feet of major stores, 411,648 square feet of small shop space and 16,150 square feet of improved pad sites (including the soon-to-be-completed Iron Wok space). In addition, four outparcel pads, but not the 19,477 square feet of tenant-owned improvements on these pads, are part of the collateral.

Constructed in two phases. The first phase, comprising 371,686 square feet, opened in 2001 and the second phase, comprising 189,740 square feet, opened in 2005-2006 (including the Iron Wok Building, completion of which is projected by the borrower to occur in the fall of 2006).

Investment Grade and Significant Mortgage Loans

The Shops at Las Americas (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Guess’s lease provides for one, five-year renewal option.

Nautica of San Diego, Inc.’s lease provides for three, five-year renewal options.

Credit ratings for Majors are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

Major Sales are estimates as reported by the borrower for the trailing 12 months ending 5/31/2006.

The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-Off Date LTV is 78.3%.

Reflects in-place U/W NCF. The U/W NCF for The Shops at Las Americas Mortgaged Property is projected to be $14,600,025 based on additional kiosk income in 2007, lease-up of 10,385 square feet of vacant space at appraiser’s estimate of market rent and certain other lease-up assumptions.

Calculated based on in-place U/W NCF and annual debt constant of 7.071% commencing with payment date in June 2013. The U/W NCF DSCR calculated based on the projected U/W NCF (described in footnote (6) above) is 1.15x.

Investment Grade and Significant Mortgage Loans

The Shops at Las Americas (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

StorageMart Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects aggregate of 28 cross-collateralized and cross-defaulted loans, each with substantially the same terms and conditions, including interest rate, interest calculation term and maturity date.

Calculated based on aggregate loan amount and total square feet.

Payments of interest only are required through and including the payment date in June 2009.

Investment Grade and Significant Mortgage Loans

StorageMart Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Aggregate of the appraised values for the 28 properties securing the loans.

Six of the properties included in the StorageMart Portfolio were appraised as of 3/30/2006.

Calculated based on aggregate loan amount and aggregate of the appraised values for the 28 properties securing the loans.

Weighted average calculated based on U/W NCF and annual debt constant of 7.2619% commencing with payment date in July 2009.

Investment Grade and Significant Mortgage Loans

The Terrace Office Complex

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Interest rate through 7/10/2008 is 5.75%. Commencing 7/11/2008 and continuing thereafter, the interest rate is 6.22302%.

Payments of interest only are required through and including the payment date in July 2011.

Investment Grade and Significant Mortgage Loans

The Terrace Office Complex (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base revenues are based on underwritten base rental revenues excluding vacant lease-up assumptions.

Reflects underwritten base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Cirrus Logic Inc.’s lease provides for two, 10-year renewal options.

Vinson & Elkins LLP’s lease provides for two, five-year renewal options.

SigmaTel, Inc. subleases all of its space to Texas Networking, but remains fully responsible for all of its lease obligations.

Based on underwritten base rental revenues excluding vacant lease-up assumptions.

Investment Grade and Significant Mortgage Loans

The Terrace Office Complex (cont.)

Investment Grade and Significant Mortgage Loans

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Calculated based on U/W NCF and annual debt constant of 7.36756% commencing with payment date in August 2011.

Investment Grade and Significant Mortgage Loans

Chapel Hill Mall

Investment Grade and Significant Mortgage Loans

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As of the Cut-Off Date.

Based on gross square feet of the entire mall including any anchors which may not be part of the collateral.

Collateral consists of 666,203 square feet comprised of 359,310 square feet of anchor space and 306,893 square feet of in-line mall space.

Comparable In-Line Sales/SF and In-Line Cost of Occupancy for the trailing twelve months ending 12/31/2005.

Credit ratings for anchors are those by S&P and Moody’s, respectively, and may reflect the rating of the tenant or a guarantor under the lease or REA. Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann’s and, according to information from the borrower, intends to convert the store to a Macy’s. NR means not rated. Sears, Roebuck and Co. owns its pad and improvements; therefore, its pads and improvements are not part of the collateral.

Investment Grade and Significant Mortgage Loans

Chapel Hill Mall (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

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Steve & Barry’s LLC recently executed a lease for the 26,010 square foot space indicated, but has not yet taken occupancy.

Tenant is currently not in occupancy, but continues to pay rent. CBL & Associates Limited Partnership has guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease.

The occupancy percentage is the overall underwritten occupancy based on the total space as of the rent roll dated 6/30/2006. In-line underwritten occupancy percentage is 90.8%. Underwritten occupancy includes 26,010 square feet of space under a lease recently executed by Steve & Barry’s LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry’s LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated 6/30/2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%.

Investment Grade and Significant Mortgage Loans

Chapel Hill Mall (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

LeCraw Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

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The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans: a $45,625,000 loan (the LeCraw Portfolio – Three Properties Mortgage Loan), a $14,300,000 loan (the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan) and a $13,850,000 loan (the LeCraw Portfolio – Winterset Apartments Mortgage Loan). Each of the cross-collateralized and cross-defaulted LeCraw Portfolio Mortgage Loans has substantially the same terms including interest calculation and maturity date, and other terms and conditions except for interest rate as noted in footnote (3) below.

Weighted average Loan Per Unit based on respective loan amounts.

Weighted based on respective loan amount and interest rate of 6.150% for the LeCraw Portfolio – Three Properties Mortgage Loan, 6.190% for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 6.190% for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.

Three properties securing the loan referred to as the LeCraw Portfolio – Three Properties Mortgage Loan.

Investment Grade and Significant Mortgage Loans

LeCraw Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

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Aggregate of the appraised values based on appraised value of $30,075,000 for Meadowglen Apartments, $29,200,000 for The Landings at Peachtree Apartments, $12,900,000 for Bishop’s Gate Apartments, $18,975,000 for Courtland Club Apartments and $17,375,000 for Winterset Apartments.

Weighted average based on loan amounts and 63.2% Cut-Off Date LTV for the LeCraw Portfolio – Three Properties Mortgage Loan, 75.4% Cut-Off Date LTV for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 79.7% Cut-Off Date LTV for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.

Aggregate U/W NCF comprised of $3,449,341 for the LeCraw Portfolio – Three Properties Mortgage Loan, $1,162,390 for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and $1,140,859 for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Calculated based on Cut-Off Date Balance and the related appraised value.

S&P and Moody’s have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the Junior Portion of such Split Mortgage Loan.

Calculated based on in-place U/W NCF for the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan and based on interest-only payments based on an interest rate of 6.41787% calculated on an Actual/360 day basis. The U/W NCF DSCR for the entire 1211 Avenue of the Americas Loan Combination based on the projected U/W NCF is 2.04x.

Based on a loan amount of $675,000,000 that includes the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.65172% calculated on Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 2.03x.

Calculated based on in-place U/W NCF and annual debt constant of 7.071% commencing with payment date in June 2013. The U/W NCF DSCR calculated based on the projected U/W NCF is 1.15x.

Calculated based on in-place U/W NCF and interest-only payments during first seven years based on an interest rate of 5.8395% calculated on an Actual/360 day basis. The Cut-Off Date U/W NCF DSCR calculated based on the projected U/W NCF is 1.37x.

The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-Off Date LTV is 78.3%.

Weighted average calculated based on U/W NCF and annual debt constant of 7.2619% commencing with payment date in July 2009.

Weighted average calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.087% calculated on an Actual/360 day basis.

Calculated based on aggregate loan amount and aggregate of the appraised values for the 28 properties securing the loans.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF, excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W NCF including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the stabilized occupancy, including an additional 47,211 square feet of space to-be-leased and the stabilized U/W NCF of $17,254,302, the DSCR is 2.12x.

Calculated based on U/W NCF and annual debt constant of 7.36756% commencing with payment date in August 2011.

Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 5.75% calculated on an Actual/360 day basis.

Calculated based on U/W NCF and annual debt constant of 7.123%.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy which includes 26,010 square feet of space under a lease recently executed by Steve & Barry’s LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry’s LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the as-is U/W NCF, excluding the 4,536 square feet of potential leases and the dark Premium Furniture, Inc. space, the DSCR is 1.12x.

Weighted average based on loan amounts and U/W NCF DSCR of 1.21x for the LeCraw Portfolio – Three Properties Mortgage Loan, 1.30x for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 1.31x for the LeCraw Portfolio – Winterset Apartments Mortgage Loan and calculated based on respective U/W NCF for each of the LeCraw Portfolio Mortgage Loans.

Weighted average based on loan amounts and 63.2% Cut-Off Date LTV for the LeCraw Portfolio – Three Properties Mortgage Loan, 75.4% Cut-Off Date LTV for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 79.7% Cut-Off Date LTV for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.

Based on the Senior Portion of the Park Square Building Mortgage Loan without regard to Junior Portion thereof. The U/W NCF DSCR and Cut-Off Date LTV for the entire Park Square Building Mortgage Loan are 1.56x and 54.9%, respectively.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.904% calculated on Actual/360 day basis for the Senior Portion of the Park Square Building Mortgage Loan without regard to the Junior Portion thereof.

Top Ten Loans (cont.)

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

Investor Reporting

Timeline

Timeline

Timeline